                                                                    EXHIBIT 10.2

                               EXCHANGE AGREEMENT

         THIS EXCHANGE AGREEMENT (this Agreement) is made as of this 6th day of April, 2005 by and between New Visual Corporation, a Utah corporation (the Company"), and Zaiq Technologies, Inc., a Delaware corporation (the "Investor").

                               W I T N E S S E T H

         WHEREAS, the Investor is the beneficial owner of 3,192 shares of the Company's Series B Convertible Preferred Stock, par value $.01 (all of such shares being the "Series B Shares"), having the rights, designations and preferences set forth in the Certificate of Designations of New Visual Corporation dated as of April 10, 2002;

         WHEREAS, the Company issued the Series B Shares to the Investor pursuant to the Receivable Purchase and Stock Transfer Restriction Agreement dated as of April 17, 2002 by and between the Company and the Investor (the "Receivable Purchase Agreement");

        WHEREAS, on the terms and subject to the conditions set forth herein, the Investor wishes to exchange with the Company, and the Company wishes to exchange with the Investor, all of the Series B Shares for (i) [4,651,163] newly issued shares (the "New Common Shares") of the Company's common stock, par value $.001 per share ("Common Stock"), which New Common Shares have an aggregate Fair Market Value (as defined below) equal to $800,000 and (ii) and a promissory note in the aggregate principal amount of $2,392,000 in the form attached hereto as EXHIBIT A (the "Promissory Note"); and

         WHEREAS, the execution and delivery of this Agreement by the Company and the Investor and the transactions contemplated hereby are being made in reliance upon the provisions of Section 3(a)(9) of the Securities Act of 1933, as amended (the "1933 Act").

         NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. THE EXCHANGE.

         1.1. THE EXCHANGE. The Investor and the Company hereby agree to exchange the Series B Shares for the New Common Shares and the Promissory Note. The exchange of the Series B Shares for the New Common Shares and the Promissory
Note is referred to herein as the "Exchange".

         1.2. THE CLOSING. The closing of the Exchange (the "Closing") shall take place at the offices of at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts 02109, on April __, 2005 at 10:00 a.m. (local time), or as may otherwise be mutually agreed to by the Investor and the Company. At the Closing, (i) the Investor shall deliver a certificate representing the Series B Shares to the Company for cancellation and (ii) the Company shall deliver to the Investor fully-executed originals of (x) the certificate representing the New Common Shares (the "New Certificate") and (y) the Promissory Note.

         1.3. CANCELLATION OF SHARES. At the Closing, the Series B Shares shall be cancelled and the Company hereby agrees not to issue any of the Series B Shares in the future.

         1.4. VALUATION OF NEW COMMON SHARES. For purposes of this Agreement, the "Fair Market Value" of the Common Stock shall be equal to the average of the closing price of the Common Stock over the ten trading day period ending on the last trading day immediately prior to the Closing.

         1.5. Termination of Receivable Purchase Agreement. Effective upon the Closing, the Receivable Purchase Agreement is hereby terminated and shall be of no further force and effect. 2. REPRESENTATIONS OF THE INVESTOR. The Investor hereby represents and warrants to the Company as follows:

         2.1. ORGANIZATION AND STANDING. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         2.2. AUTHORIZATION/BINDING AGREEMENT. The Investor has all requisite corporate power and authority to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly executed and delivered on behalf of the Investor and, assuming due authorization, execution and delivery by the Company, constitutes the legal and binding obligation of the Investor, enforceable against the Investor in accordance with its terms.

         2.3. REQUIRED APPROVALS, NOTICES AND CONSENTS. No consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by the Investor of this Agreement or the consummation of the transaction contemplated hereby.

         2.4. OWNERSHIP OF SERIES B SHARES. The Investor owns the Series B Shares free and clear of all liens.

         2.5. NO CONFLICTS. Neither the execution and delivery by the Investor of this Agreement, nor the performance by the Investor of its obligations under this Agreement and the consummation of the transactions contemplated hereby, will conflict with or result in a violation or breach of: (i) any of the terms, conditions or provisions of the certificate of incorporation or by laws of the Investor; (ii) any terms, conditions or provisions of any material agreement or instrument to which the Investor is a party; or (iii) any law, rule, regulation or judgment applicable to the Investor.

         2.6. PURCHASE FOR OWN ACCOUNT. The New Common Shares and the Promissory Note will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

         2.7. RESTRICTED SECURITIES. The Investor understands that the New Common Shares and the Promissory Note are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, the Investor represents that the Investor is familiar with Rule 144 under the 1934 Act, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in Section 6.3 hereof.

         2.8. LEGENDS. It is understood that the certificates evidencing the New Common Shares will bear the legend set forth below:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing the New Common Shares if a registration statement under the 1933 Act is at that time in effect with respect thereto or if the New Common Shares may be freely transferred in a public sale without such a registration statement being in effect.

         3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Investor as follows:

         3.1. ORGANIZATION AND STANDING. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or registered to do business as a foreign corporation in each jurisdiction in which the failure to be so duly qualified or registered has had, or is reasonably likely to have, a Material Adverse Effect (as defined below).

         3.2. BINDING AGREEMENT. The Company has all requisite corporate power and authority to carry on its business as presently conducted, to enter into, execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transaction contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Investor, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         3.3. REQUIRED APPROVALS, NOTICES AND CONSENTS. No consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party is required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

         3.4. NO CONFLICTS. Neither the execution and delivery by the Company of this Agreement, the Promissory Note or the New Certificate, the issuance of the New Common Shares, any Additional Common Shares or the Promissory Note, nor the performance by the Company of its obligations under this Agreement and the Promissory Note and the consummation of the transactions contemplated hereby and thereby: (i) violate or result in a violation or breach of, conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which the Company is a party or by which its assets are bound, or any provision of the certificate of incorporation or by laws of the Company, or cause the creation of any lien upon any of the assets of the Company; (ii) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Company; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party; or (iv) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which the Company is bound.

         3.5. REGISTRATION; LISTING. The Company has registered the Common Stock and is obligated to file reports with the U.S. Securities Exchange Commission (the "SEC") pursuant to Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is eligible for quotation on the Over-the-Counter Bulletin Board (the "OCTBB"). The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the OTCBB, and the Company has maintained all requirements on its part for the continuation of such quotation.

         3.6. AUTHORIZED SHARES.

                  a. The authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which approximately 107,735,615 are outstanding as of the date of this Agreement and (ii) 15,000,000 shares of Preferred Stock, $.01 par value, of which 4,000 shares have been designated Series B Convertible Preferred Stock, 3,192 of which are issued and outstanding as of the date of this Agreement (without giving effect to the Exchange and subsequent cancellation of the Series B Shares).

                  b. The New Common Shares have been duly and validly authorized by all necessary corporate or other action on the part of the Company, and, when issued in accordance with the terms of this Agreement, will have been duly and validly issued, fully paid and non-assessable, and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws without giving rise to preemptive rights of any kind.

         3.7. SEC FILINGS. None of the reports filed by the Company with the SEC pursuant to the 1934 Act since March 1, 2004 (collectively, the "SEC Filings") contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since March 1, 2004, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

         3.8. ABSENCE OF CERTAIN CHANGES. Since the October 31, 2003, except as otherwise disclosed in the SEC Filings, there has been no event or combination of events, which individually or in the aggregate, is reasonably likely to (x) have or result in a material adverse effect on the results of operations, assets, prospects or financial condition of the Company and its subsidiaries, taken as a whole, or (y) adversely impair the Company's ability to perform fully on a timely basis any of its material obligations under this Agreement (a "Material Adverse Effect"). Since October 31, 2004, except as provided in the SEC Filings, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other material tangible assets, or canceled any material debts owed to the Company by any third party or material claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any increases in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

         3.9. NO UNDISCLOSED LIABILITIES OR EVENTS. The Company has no liabilities or obligations other than those disclosed in SEC Filings or those incurred in the ordinary course of the Company's business since October 31, 2004, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

         4. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR. The obligation hereunder of the Investor to exchange the Series B Shares for the New Common Shares and the Promissory Note is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

         4.1. The representations and warranties of the Company shall be true and correct as of the date of the Closing as though made at that time.

         4.2. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement

         4.3. No consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party shall be required in connection with the execution and delivery by the Investor of this Agreement or the consummation of the transactions contemplated hereby.

         4.4. The Company shall have reimbursed the Investor for all reasonable expenses (including fees and expenses of its counsel) incurred by the Investor in connection with the negotiation of this Agreement and the closing of the Exchange.

         5. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligation hereunder of the Company to exchange the New Common Shares and the Promissory Note for the Series B Shares as set forth herein is subject to the satisfaction, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

         5.1. The representations and warranties of the Investor shall be true and correct as of the date of the Closing as though made at that time.

         5.2. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         5.3. No consent or approval of, other action by, or any notice to, any governmental body or agency, domestic or foreign, or any third party shall be required in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.

         6. COVENANTS OF THE COMPANY

         6.1. ANTI-DILUTION. Until payment in full of the Promissory Note, if the Company issues Common Stock (including upon the conversion or exchange of any other securities) or other securities convertible into or exchangeable for Common Stock below the fair market value of the Common Stock or such securities, as applicable, as of the date of such issuance (any such, a "Below Market Issuance"), then the Company shall, concurrently with such Below Market Issuance, issue to the Investor a number of additional shares of Common Stock (any such, "Additional Common Shares") determined according to the following formula:

                     ACS =    NCS [FMV(BMS) - C]
                              ------------------
                                  FMV(O) + C

where:
                    ACS = the number of Additional Common Shares to be issued; NCS = the number of New Common Shares issued at the
                           Closing plus any Additional Common Shares previously issued;
                    FMV = the Fair Market Value of the Common Stock on the date of the Below Market Issuance;
                    BMS = the number of shares of Common Stock issued in the Below Market Issuance;
                    C = the total amount received by the Company in consideration of the Below Market Issuance; and
                    O = the number of shares of Common Stock outstanding immediately prior to the Below Market Issuance

; PROVIDED, HOWEVER, that no such adjustment shall be made in the case of any Below Market Issuance: (i) if the issuance is pursuant to the exercise of options, warrants or other rights to acquire, or upon the conversion of any security convertible into, Common Stock or such securities outstanding as of the Closing or pursuant to any option plan in effect and approved by the Company's board of directors as of the Closing; and (ii) if the amount received or deemed received by the Company in consideration of such issuance, or a related series of such issuances, is not more than $40,000 in the aggregate (including, for purposes of such calculation, the amount received by the Company in connection with the issuance of the convertible or exchangeable security and the amount, if any, received by the Company upon any such conversion or exchange); PROVIDED, FURTHER, that any Additional Common Shares required to be issued to the Investor under this Section 6.1 as a result of the issuance of the Company's contemplated 7% Senior Secured Convertible Debenture Series 5-01 (the "2005 Convertible Debentures") shall be issued (i) at the end of each calendar quarter in which holders of the 2005 Convertible Debentures convert some of the 2005 Convertible Debentures taking into consideration only those shares of Common Stock issued upon conversion of 2005 Convertible Debentures during such quarter and the amount received by the Company in consideration of the issuance or conversion of those 2005 Convertible Debentures or (ii) if all of the then outstanding 2005 Convertible Debentures are converted at one time, concurrently with such conversion.

         6.2. REGISTRATION; LISTING. So long as the Investor beneficially owns any of the New Common Shares and for at least twenty trading days thereafter, the Company shall (i) file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) under the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination and (ii) take all reasonable action under its control to maintain the continued listing and quotation and trading of its Common Stock on the OTCBB or a listing on the NASDAQ/Small Cap or National Markets and, to the extent applicable to it, will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the OTCBB and/or the National Association of Securities Dealers, Inc., as the case may be, applicable to it.

         6.3. REGISTRATION RIGHTS. If the Company proposes to register any shares of its capital stock (whether voluntarily or by reason of an obligation to a third party but other than a registration on Form S-8 or on Form S-4), at such time the Company shall give written notice thereof to the Investor and the Investor shall have the right, exercisable within ten business days after receipt of such notice, to demand inclusion of all or a portion of the New Common Shares and any Additional Common Shares (collectively "Registrable Securities") in such registration statement. If the Investor exercises such election, the Registrable Securities so designated shall be included in the registration statement (without any holdbacks) at no cost or expense to the Investor (other than any commissions, if any, relating to the sale of the Investor's Registrable Securities being sold pursuant to such registration statement). The Investor's rights under this Section 6.3 shall expire at such time as such Investor can sell all of such Investor's remaining Registrable Securities under Rule 144 under the 1933 Act without volume or other restrictions or limits.

6.4. NEGATIVE COVENANTS. Until the Promissory Note has been paid in full, the Company shall not, and shall cause its subsidiaries not to:

                  a. liquidate, dissolve or wind-up its operations;

                  b. merge, consolidate, sell substantially all of the its assets or enter into any other transaction as a result of which a majority interest of the Company's or such subsidiary's voting power would be acquired by a person or affiliated group (other than in connection with a New Financing (as defined in the Promissory Note));

                  c. repurchase any shares of its capital stock;

                  d. declare or pay any dividend payable on any class of its capital stock;

                  e. form or create any new subsidiary or invest in any entity; PROVIDED, HOWEVER, that the Company shall not be prohibited from transferring assets to any of its subsidiaries in the ordinary course of business consistent with its past practice; or

                  f. issue any debt or equity security, or any security which is convertible into or exercisable or exchangeable for any debt or equity security, other than in connection with a New Financing.

         6.5. EXPENSES. The Company will reimburse the Investor for all expenses (including fees and expenses of its counsel) incurred in connection with any future modifications, amendments, waivers under this Agreement and the matters related thereto, including, without limitation, enforcement of any of the Investor's rights hereunder or under the Promissory Note.

         6.6 OBSERVER RIGHTS. For so long as the Investor shall continue to own at least one half of the New Common Shares, the Investor shall have all of the rights to which it was entitled under Section 6.1 and 6.2 of the Receivable Purchase Agreement for so long as the Investor continued to own one half of the Series B Shares.

         7. COVENANTS OF THE INVESTOR. Notwithstanding any registration of the New Common Shares, the Investor will not sell any New Common Shares before the first anniversary of the Closing and, thereafter, will sell in any quarter no more than the sum of [1,550,388] New Common Shares subject to adjustment for any stock splits, stock dividends, recapitalizations or similar transactions, plus one third of any Additional New Shares issued as of the date of such sale.

         8. INDEMNIFICATION.

         8.1. INDEMNIFICATION BY THE INVESTOR. The Investor agrees to indemnify and hold harmless the Company, its officers, directors employees and agents and any person who may be deemed to control the Company from any loss, liability, claim, damage or expense (including fees and expenses of counsel) arising out of the inaccuracy of any of the Investor's above representations or warranties or the breach of the agreements contained herein.

         8.2. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its officers, directors, employees and agents and any person who may be deemed to control the Investor from any loss, liability, claim, damage or expense (including fees and expenses of counsel) arising out of the inaccuracy of any of the Company's above representations or warranties or the breach of the agreements contained herein.

         9. MISCELLANEOUS.

         9.1. GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the choice of law principles thereof.

         9.2. SURVIVAL. The representations and warranties and covenants of the parties set forth herein shall survive the Closing indefinitely.

         9.3. AMENDMENT; MODIFICATION; WAIVER. A provision of this Agreement may be amended, modified or waiver only by an instrument in writing executed by the Company and the Investor.

         9.4. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         9.5. ASSIGNMENT. This Agreement may not be assigned by the Company. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

         9.6. NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally, by courier or by facsimile transmission or mailed (first class postage prepaid) to the parties at the addresses or facsimile numbers set forth below:

         If to the Investor:        Zaiq Technologies, Inc.
                                    78 Dragon Court
                                    Woburn, Massachusetts  01801
                                    Attention: Bernard Gilbert
                                    Facsimile: (781) 932-7488
         with a copy to:            Goodwin Procter LLP
                                    Exchange Place
                                    Boston, Massachusetts  02109
                                    Attention:  Michael Harrington, Esq.
                                    Facsimile: (617) 523-1231

         If to Company:             New Visual Corporation
                                    305 NE 102nd Ave.
                                    Portland, OR  97220
                                    Attention:  Brad Ketch
                                    Facsimile:  (619) 718-7446

         with a copy to:            Aboudi & Brounstein
                                    3 Gavish Street, P.O. Box 2432
                                    Kfar Saba, Israel 44641
                                    Attention:  David Aboudi, Esq.
                                    Facsimile:  011-972-9-764-4834

         9.7. COUNTERPARTS. This Exchange Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.



                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                             NEW VISUAL CORPORATION


                                             By: /s/ Brad Ketch
                                                 ----------------------------
                                             Name:   Brad Ketch
                                             Title:  Chief Executive Officer


                                             ZAIQ TECHNOLOGIES, INC.


                                             By: /s/
                                                 ----------------------------
                                             Name:
                                             Title: